Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Uwharrie Capital Corp

Albemarle, North Carolina

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-146595 and 333-207626) of Uwharrie Capital Corp of our report dated March 6, 2019 with respect to the consolidated financial statements of Uwharrie Capital Corp and Subsidiaries, which report appears in Uwharrie Capital Corp’s 2018 Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina

March 6, 2019